SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to
       Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to <section>240.14a-11(c)
       or <section>240.14a-12

        MID-AMERICA BANCORP
     (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

          1)  Title  of  each  class  of  securities  to  which transaction applies:
          _________________________________________________________

          2) Aggregate number of securities to which transaction applies:
          _________________________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _________________________________________________________

          4) Proposed maximum aggregate value of transaction:
          _________________________________________________________

          5) Total fee paid:
          _________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ___________________________________________________________

     2) Form, Schedule or Registration Statement No.:
        ___________________________________________________________

     3) Filing Party:
        ___________________________________________________________

     4) Date Filed:
        ___________________________________________________________

                         MIDAMERICA BANCORP
                              500 WEST BROADWAY
                     LOUISVILLE, KENTUCKY 40202

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MidAmerica Bancorp, a Kentucky corporation (the "Company"), will be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 16, 1998, at 10:00 a.m., Eastern Daylight time, for the following purposes:

   (1) ELECTION OF DIRECTORS. To elect six directors in Class 1 for terms expiring at the 2001 Annual Meeting of Shareholders.

   (2) AMENDMENT TO ARTICLES OF INCORPORATION. To require certain transactions involving fundamental changes in corporate structure or the transfer of substantial assets to be approved by a 75% super-majority vote of shareholders.

   (3) AMENDMENT TO ARTICLES OF INCORPORATION. To elect to be governed by the board approval and super-majority voting provisions of the Kentucky Business Combination Act.

   (4) AMENDMENT TO ARTICLES OF INCORPORATION. To require a super-majority vote of shareholders to amend or repeal the foregoing and certain other provisions of the Articles of Incorporation.

   (5) OTHER MATTERS. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 20, 1998, will be entitled to notice of and to vote at the Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                               By Order of the Board of Directors
Louisville, Kentucky                                 Orson Oliver
March 16, 1998                                          PRESIDENT

                         MIDAMERICA BANCORP

                          500 WEST BROADWAY
                     LOUISVILLE, KENTUCKY 40202

                          PROXY STATEMENT


                        GENERAL INFORMATION

     The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of MidAmerica Bancorp, a Kentucky corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, at 10:00 a.m., Eastern Daylight time, on Thursday, April 16, 1998, and at any adjournments thereof. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 16, 1998. The Company's Annual Report to Shareholders for the year ended December 31, 1997, including consolidated financial statements, has been mailed separately to shareholders.

     Shares represented by proxies in the accompanying form received by the Company properly signed and dated will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions specified. If no instructions are given, the shares represented by the proxy will be voted FOR the nominees for director named below in this Proxy Statement, for the amendments to the Articles of Incorporation set forth below in this Proxy Statement and, in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter that may be presented at the Annual Meeting. Pursuant to the By-Laws of the Company, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its major banking subsidiary, Bank of Louisville (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value
("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

     Only shareholders of record at the close of business on February 20, 1998 (the "Record Date"), are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 9,890,490 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. Shareholders have cumulative voting rights in the election of directors. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under "Election of Directors". The six nominees receiving the most votes at the Annual Meeting will be elected directors.

     A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on matters decided by a plurality vote, such as the election of directors.

                       PRINCIPAL SHAREHOLDERS

     Except as set forth below, the Company knows of no shareholder who beneficially owned more than 5% of the Company's outstanding Common Stock on the Record Date, February 20, 1998.

NAME AND ADDRESS OF                NUMBER OF           PERCENTAGE
BENEFICIAL OWNER                    SHARES<F1>          OF CLASS<F1>
Bertram W. Klein                   2,046,028<F2>        20.69%
6403 Shrader Lane
LaGrange, Kentucky  40031


______________________________
[FN]
<F1>   Based  upon information  furnished  to  the  Company  by  Mr.  Klein  and information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person has sole voting and investment power with respect to the shares shown for him. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire beneficial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
<F2>   Includes  the following shares beneficially owned by Mr. Klein: 1,114,575 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee; 226,394 shares held by entities over which Mr. Klein has sole voting and investment power; 340,306 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 103,000 shares held in a family limited partnership in which Mr. Klein shares voting power; 38,247 shares held by Mr. Klein under the Company's 401(K) and Employee Stock Ownership Plan ("ESOP") at December 31, 1996, the most current plan information available; and 22,182 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the stock option plans of the Company. Also includes 72,348 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.


                         ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes -- for convenience denominated Class 1, Class 2, and Class 3 -- whose terms of office are staggered so that only one class of directors is elected at an annual meeting of shareholders. The term of the Directors in Class 1 expires this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors in the other two classes do not expire until 1999 and 2000, and consequently their successors are not to be elected at this Annual Meeting. Pursuant to the Articles of Incorporation, the Board of Directors has set the number of Directors for 1998 at 19.

     The nominees for Directors in Classes 1 and the Directors belonging to Classes 2 and 3 whose terms of office will extend beyond the Annual Meeting, are set forth on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the Named Officers in the Summary Compensation Table, and all the directors and executive officers as a group, is also included.

     Each of the nominees for election as Director is currently a Director of the Company. With the exception of Mr. Jones, each of the nominees was elected a director at the 1996 Annual Meeting of Shareholders. Mr. Jones was elected a director at the June, 1997, meeting of the Board of Directors. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the persons named in the accompanying proxy, or their substitutes, may, in their discretion, vote for substitute nominees. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the nominees named below or any substitute nominees, and for such persons nominated as they may choose. All information is presented as of the Record Date unless otherwise noted.

                                                                                                        TOTAL SHARES
                                                                                                           & PERCENT
                                                                                                         OF CLASS<F1>
                       NOMINEES FOR CLASS 1

ROBERT P. ADELBERG, 60, DIRECTOR SINCE 1975                                                                    6,237
      Mr. Adelberg is the president of Robert Adelberg Companies, an insurance and real estate services organization in Louisville, Kentucky.

HON. MARTHA LAYNE COLLINS, 61, DIRECTOR SINCE 1988                                                               198
      Ms. Collins is the President of Martha L. Collins & Associates, an
      economic Development consulting firm in Lexington, Kentucky. She is also the Director of International Business & Management Center at the
      University of Kentucky. She was previously the President of St.
      Catherine College.  Ms. Collins is the former Governor of the Common-
      wealth of Kentucky.

                                       4

R. K. GUILLAUME, 54, DIRECTOR SINCE 1995                                                                   30,522<F2>
      Mr. Guillaume is Chief Executive Officer and Vice Chairman of the
      Company.  He is the former president of Bank One, Kentucky, in Lou-
      isville, Kentucky.

DAVID JONES, JR., 40, DIRECTOR SINCE 1997                                                                        103
      Mr. Jones is the Managing Director of Chrysalis Ventures, Inc., a
      private equity management company in Louisville, Kentucky since 1994.
      Prior to that he was associated with the law firm of Hirn, Reed &
      Harper.

BERTRAM W. KLEIN (3), 67, Director since 1967                                                    2,046,028-20.69%<F3>
      Mr. Klein is the Chairman of the Board of Directors, and until
      October, 1995, Chief Executive Officer of the Company.

BRUCE J. ROTH, 53, DIRECTOR SINCE 1994                                                                     62,305<F4>
      Mr. Roth is a certified public accountant and a partner in the firm of
Louis T. Roth, CPA., in Louisville, Kentucky.

                       CONTINUING DIRECTORS

DIRECTORS IN CLASS 2:

JAMES E. CAIN, 59, DIRECTOR SINCE 1996                                                                           158
      Mr. Cain serves as Chairman of the Board of Trustees and
      Business Manager of Plumbers Local Union 107, Louisville,
      Kentucky. He also serves as Secretary/Treasurer of the Kentucky
      Pipe Trades Association.

DONALD G. MCCLINTON, 64, DIRECTOR SINCE 1980                                                               11,510<F5>
      Mr. McClinton is an investor and the owner of Skylight Thoroughbred
      Training Centers, Inc. He is the former Chairman of Interlock Indus-
      tries, Inc., a manufacturing and transportation services company.

JEROME J. PAKENHAM, 62, DIRECTOR SINCE 1995                                                                 2,818<F6>
      Mr. Pakenham is the Chief Financial Officer for the Archdiocese
      of Louisville.

JOHN S. PALMORE, 80, DIRECTOR SINCE 1983                                                                         402
      Judge Palmore is a retired Chief Justice of the Supreme Court of
      Kentucky.  After his retirement and until 1995, he practiced law with the firm of Jackson & Kelly in Lexington, Kentucky.

                                       5

WOODFORD R. PORTER, SR., 79, DIRECTOR SINCE 1981                                                               2,383
      Mr. Porter is the President and Chief Executive Officer of A.D.
      Porter & Sons, a funeral services company in Louisville, Kentucky.

RAYMOND L. SALES, 75, DIRECTOR SINCE 1986                                                                   4,683<F7>
      Mr. Sales is an attorney, serving of counsel to the firm of Segal,
      Isenberg, Sales, Stewart, Cutler & Tillman in Louisville, Kentucky.
      Prior to July 31, 1997, he was a partner at that firm.

DIRECTORS IN CLASS 3:

LESLIE D. ABERSON, 61, DIRECTOR SINCE 1983                                                                 20,678<F8>
      Mr. Aberson is a partner in the law firm of Rothschild, Aberson,
      Miller & Goodin in Louisville, Kentucky.

WILLIAM C. BALLARD, JR., 57, DIRECTOR SINCE 1991                                                           13,897<F9>
      Mr. Ballard is of counsel to the law firm of Greenebaum Doll & Mc-
      Donald, PLLC, in Louisville, Kentucky. He served previously as Execu-
      tive Vice President and Chief Financial Officer of Humana, Inc., an
      integrated health care services company.

PEGGY ANN MARKSTEIN, 47, DIRECTOR SINCE 1992                                                               8,879<F10>
      Ms. Markstein is the Assistant Prosecuting Attorney for the Butler
      County Prosecutor's Office in Hamilton, Ohio.

ORSON OLIVER, 54, DIRECTOR SINCE 1979                                                                     94,280<F11>
      Mr. Oliver is the President of the Company.

BENJAMIN K. RICHMOND, 54, DIRECTOR SINCE 1993                                                                    115
      Mr. Richmond is the President of the Louisville Urban League in
      Louisville, Kentucky.

HENRY C. WAGNER, 55, DIRECTOR SINCE 1989                                                                         786
      Mr. Wagner is the President and Chief Executive Officer of Jewish
      Hospital Healthcare Services, Inc., a medical services corporation in
      Louisville, Kentucky.

NON-DIRECTOR NAMED OFFICERS:

Gail W. Pohn                                                                                              36,740<F12>
Robert H. Sachs                                                                                           40,208<F12>
Steven A. Small                                                                                           23,700<F12>

                                       6

All Directors and Executive Officers as a group (29 in number, including the above)             2,874,682-29.07%<F13>
above)


______________________________
[FN]
<F1>  Total  Shares  are  based  on  the  beneficial  ownership  rules  of  the
      Securities and Exchange Commission as described in footnote 1 to PRINCIPAL SHAREHOLDERS. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. Percentage ownership is based on 9,890,490 shares outstanding as of February 20, 1998, the Record Date for the Annual Meeting. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, ownership is less that one percent. Holdings do not include shares that may be acquired in the future pursuant to the provisions of the Non-employee Directors Deferred Compensation Plan. As of December 31, 1997, the following directors have chosen to participate in this Plan:
      Leslie D. Aberson, Donald G. McClinton, Jerome J. Pakenham, Bruce J. Roth, Raymond L. Sales, and Henry C. Wagner.
<F2>  Includes  26,522  shares  which  Mr. Guillaume may purchase under options granted under the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. Also includes 788 shares held by Mr. Guillaume under the Company's ESOP at December 31, 1996, the most current plan information available.
<F3>  See footnote 2 to PRINCIPAL SHAREHOLDERS for a description  of the shares beneficially owned by Mr. Klein. Mr. Klein's sons, David N. Klein and Richard B. Klein, are executive officers of the Company.
<F4>  Includes 1,928 shares held  by  Mr.  Roth's  spouse  as to which Mr. Roth shares voting and investment power and 1,706 shares held by a minor child as to which Mr. Roth has voting and investment power. Also includes 32,696 shares held in trust as to which Mr. Roth shares voting and investment power, and 19,418 shares held in partnerships as to which Mr. Roth has voting and investment power. Also includes 4,094 shares held by adult children for which Mr. Roth disclaims beneficial ownership.
<F5>  Includes  6,257  shares  held  by Mr. McClinton's spouse, as to which Mr.
      McClinton shares voting and investment power.
<F6>  Includes  1,421 shares held by Mr.  Pakenham  and  his  spouse  as  joint tenants, as to which Mr. Pakenham shares voting and investment power.
<F7>  Includes 1,437  shares  held  by  Mr. Sales' spouse as to which Mr. Sales shares voting and investment power.
<F8>  Includes 5,406 shares held in trust over which Mr. Aberson has voting and investment power. Also includes 9,071 shares held by Mr. Aberson's spouse, as to which shares Mr. Aberson shares voting and investment power.

<F9>  Includes 12,523 shares held in trusts with respect to  which  Mr. Ballard serves as trustee with the power to vote and invest such shares.
<F10> Includes 1,870 shares held by Ms. Markstein as custodian for her children and 51 shares held by the spouse of Ms. Markstein.
<F11> Includes  24,329  shares  held by Mr. Oliver under the Company's ESOP  at
      December 31, 1996, the most current plan information available. Also includes 64,471 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.
<F12> Represents  shares  which  Messrs. Pohn, Sachs  and  Small  may  purchase pursuant to options granted under their employment agreements with the Company and under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 2,968 shares held by Mr. Pohn, 2,876 shares held by Mr. Sachs, and 2,462 shares held by Mr. Small under the Company's ESOP at December 31, 1996, the most current information available. (These numbers include shares represented by Company contributions not yet vested.)
<F13> Includes 641,012 shares  which may be purchased by all Executive Officers as a group under options granted pursuant to employment contracts and/or the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. Also included are 322,240 shares attributable to Stanley L. Atlas. Mr. Atlas was a director as of the Record Date. His term expires at the Annual Meeting and he has notified the Company that he chooses not to stand for reelection. Included in the shares attributable to him are 9,634 shares held by Mr. Atlas and his spouse as joint tenants, as to which Mr. Atlas shares voting and investment power, 145,707 shares held in a family limited partnership, and 120,105 shares held by the spouse of Mr. Atlas either directly or as trustee. Mr. Atlas' spouse is a first cousin of Bertram W. Klein. Mr. Atlas and his spouse have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to disposing of such shares to any third party.


INFORMATION CONCERNING THE BOARD OF DIRECTORS

     DIRECTORS' COMPENSATION. Directors who are not officers of the Company are paid a fee of $1,000 for attendance at each meeting and $100 for non-attendance. Directors who are also officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee. Amounts deferred are payable, in stock or cash, as the case may be, upon the earlier of the date selected by the participant, the date the participant ceases to be a director or 60 days following a "Change in Control" of the Company, as defined in the plan.

     MEETINGS OF THE BOARD. During 1997, the Board of Directors of the Company held 12 regularly scheduled meetings and one annual organizational meeting. Each director of the Company attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served in 1997.

     BOARD COMMITTEES. The Board of Directors has an Audit Committee, Planning and Management Committee and Nominating Committee, each of which is comprised solely of non-employee directors.

     The Audit Committee consists of William C. Ballard, Jr., Jerome Pakenham, Donald G. McClinton, David Jones, Jr., and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of regulatory examiners and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held 5 meetings during 1997.

     The Planning and Management Committee consists of Raymond L. Sales, Leslie
D. Aberson, William C. Ballard, Jr., James E. Cain, Martha Layne Collins, Bruce
J. Roth, and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Company's Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met 3 times during 1997.

     The  Nominating Committee consists of Robert  P.  Adelberg,  Martha  Layne
Collins, Judge John Palmore and Benjamin K. Richmond. The duties of the Nominating Committee include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, MidAmerica Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met once during 1997.

     Directors of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, as follows: William C. Ballard, Jr., is a director of LG&E Energy Corp., United Healthcare Corp., Atria Corp., American Safety Razor, Healthcare, REIT and Health Recoveries, Inc. Martha Layne Collins is a director of the Eastman Kodak Company and R. R. Donnelly & Sons Company. Donald G. McClinton is a director of Caretenders, Inc.

                        EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation information for Mr. Bertram W. Klein, Chairman, R. K. Guillaume, Chief Executive Officer, and four other Executive Officers, as of year-end 1997, who were the most highly compensated in 1997 (the Named Officers).


                      SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                    ANNUAL COMPENSATION                    COMPENSATION
                                                                               STOCK
                                                                              OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR               SALARY         BONUS<F1>     (IN SHARES)      COMPENSATION<F2>
Bertram W. Klein             1997             $420,000         $133,896       12,360             $24,918
  Chairman of the Board      1996              400,000          111,600        - 0 -              28,143
                             1995              400,000            - 0 -       10,300              17,614

R. K. Guillaume              1997             $400,000         $127,520       12,360              $7,776
  Chief Executive Officer    1996              365,000          101,835       25,750              10,259
                             1995              *84,231            - 0 -        - 0 -              - 0 -

Orson Oliver                 1997             $315,000         $100,422        6,180             $13,632
  President                  1996              315,000           87,885        - 0 -              13,969
                             1995              267,305            - 0 -       10,300              16,923

Gail W. Pohn                 1997             $167,000          $53,240        6,025             $21,114
  Executive Vice President   1996              160,603           44,808        - 0 -              18,796
                             1995              155,925            - 0 -       10,300              20,390

Robert H. Sachs              1997             $167,000          $53,240        6,025             $11,757
  Executive Vice President   1996              162,982           45,472        - 0 -              16,774
                             1995              158,235            - 0 -       10,300              14,482

Steven A. Small              1997             $174,000          $55,471        6,165             $17,451
  Executive Vice President & 1996              164,285           45,836        - 0 -              14,639
  Chief Financial Officer    1995              159,500            - 0 -       10,300              14,180

* Employed only part of 1995.
__________________________________
[FN]
<F1>  The  amounts  shown  in  this column represent amounts earned  under  the
      Company's Management Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash award based upon performance criteria established by the Plan. (See Compensation Committee Report on

      Executive Compensation). The bonuses reflected in this chart were paid in 1998 based upon 1997 performance.
<F2>  Amounts in this column include:
      (a) Contributions by the Company to the Company's 401(K) and Employee Stock Ownership Plan, a defined contribution plan (ESOP), on behalf of the Named Officers. All employees of the Company who have attained age 20-1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to 5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4-1/2% of the participant's compensation. Also includes Company contributions under the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.
      (b) Amounts paid to the following Named Officers under the Bank's Key-Per Plan during 1997, as follows: Mr. Klein, $5,632, and Mr. Oliver, $5,856. The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provided the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.
      (c) For Mr. Pohn, $6,000 pursuant to an employment contract. For Mr. Small $5,000 pursuant to an agreement to forego a contractual right.


                         OPTION GRANTS IN 1997

     The following table sets forth information as to the stock options granted to the Named Officers during 1997 pursuant to the Company's Incentive Stock Option Plan.

                                                                                  POTENTIAL REALIZABLE
                                        PERCENTAGE OF                            VALUE AT ASSUMED ANNUAL
                                        TOTAL OPTIONS                             RATES OF STOCK PRICE
                                         GRANTED TO    EXERCISE                     APPRECIATION FOR
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION        OPTION TERM <F2>
NAME                      GRANTED<F1>    FISCAL 1997   ($/SHARE)      DATE            5%            10%
Bertram W. Klein                12,360       25%         21.87      3/17/2002      $ 43,291   $125,416
R. K. Guillaume                 12,360       25%         19.88      3/17/2007       154,530    391,609
Orson Oliver                     6,180       13%         19.88      3/17/2007        77,265    195,805
Gail W. Pohn                     6,025       12%         19.88      3/17/2007        75,327    190,894
Robert H. Sachs                  6,025       12%         19.88      3/17/2007        75,327    190,894
Steven A. Small                  6,165       13%         19.88      3/17/2007        77,077    195,329

______________________________________

[FN]
<F1>  The  exercise price of each of the options is equal to the closing  price of the Company's Common Stock in the American Stock Exchange, Inc. ("AMEX") reported consolidated trading on the date of grant. The number of options and the exercise price shown have been adjusted to reflect the effect of a stock dividend in 1997 after the grant of the options.
<F2>  Based on actual option term and annual compounding, without regard to the taxes associated with gains upon option exercises. These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon the future performance of the Company's Common Stock.


                    AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information about options exercised during 1997, and the unexercised options held at December 31, 1997 by the Named Officers. None of the Named Officers exercised stock appreciation rights ("SARs") during 1997 or held SARs at the fiscal year-end. The value of the unexercised options is calculated based on the difference between the exercise price and the closing price of Common Stock as of December 31, 1997, as reported by the AMEX consolidated transaction reporting system ($33.625).

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                              OPTIONS HELD AT           IN-THE-MONEY OPTIONS/SARS
                                                              FISCAL YEAR-END              AT FISCAL YEAR-END($)
                           SHARES
                         ACQUIRED ON        VALUE
        NAME             EXERCISE(#)    REALIZED($)*    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Bertram W. Klein ..        11,254        $178,606         22,182         12,360             $368,202        $145,045
R. K. Guillaume             - 0 -           - 0 -         26,522         12,360              435,889         169,641
Orson Oliver.               3,000          30,799         64,471          6,180            1,337,958          84,821
Gail W. Pohn                - 0 -           - 0 -         33,772          6,025              633,451          82,693
Robert H. Sachs             - 0 -           - 0 -         33,772          6,025              622,323          82,693
Steven A. Small            12,700         150,672         20,693          6,165              365,837          84,601

__________________________________

* Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.

RETIREMENT PLAN

     The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the Bank's Retirement Plan prior to formation of the Company in 1983) and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All full time employees of the Company and the Bank who have attained age 20-1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank, and part time employees who have completed 1,000 hours of service in the previous 12 month period, are generally eligible to participate in the Plan.

     The table set forth below shows the estimated annual benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

PENSION PLAN TABLE

                                     YEARS OF SERVICE

REMUNERATION                 15 YEARS          20 YEARS          25 YEARS         30 YEARS         35 YEARS
          $125,000            $27,765           $37,020           $46,275          $55,530          $64,785
           150,000             33,390            44,520            55,650           66,780           77,910
           175,000             39,015            52,020            65,025           78,030           91,035
           200,000             44,640            59,520            74,400           89,280          104,160
           225,000             50,265            67,020            83,775          100,530          117,285
           250,000             55,890            74,520            93,150          111,780          130,410
           300,000             67,140            89,520           111,900          134,280          156,660
           400,000             89,640           119,520           149,400          179,280          209,160
           450,000            100,890           134,520           168,150          201,780          235,410
           500,000            112,140           149,520           186,900          224,280          261,660

     Covered compensation includes base salary. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1-1/2% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1-1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

     As of December 31, 1997, the Named Officers in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service: Bertram W. Klein, 44 years; R. K. Guillaume, 2 years; Orson Oliver, 22 years; Steven A. Small, 4 years; Robert H. Sachs, 5 years; and Gail W. Pohn, 5 years.

EMPLOYMENT CONTRACTS, TERMINATION AND
CHANGE IN CONTROL ARRANGEMENTS

     The Company and the Bank have employment agreements with R. K. Guillaume, Orson Oliver, Robert H. Sachs, Steven A. Small and Gail W. Pohn. These agreements were entered into in 1995. Mr. Guillaume was employed as Vice Chairman and Chief Executive Officer of the Company and the Bank. Pursuant to his agreement, he receives a base annual salary of $365,000 and participates in the benefit plans of the Company. If he is unable to work because of disability, he will receive 50% of base salary, continued coverage in the medical, dental, hospitalization and life insurance programs of the Company and continued accrual of credited service under the Pension Plan of the Company to age 65. Mr. Guillaume will receive his base pay and the continuation of certain benefits for 36 months if he is terminated without cause or is constructively terminated without cause. If such termination follows a change in control, he will receive such payments in a lump sum without discount.

     The agreement with Mr. Oliver provides for a base annual salary of $315,000 and terms otherwise similar to that of Mr. Guillaume, plus $125,000 upon the completion of 5 years service and $25,000 per year for each of the following three years, provided he remains employed.

     The agreement with Mr. Sachs incorporates the provisions of his old agreement which expires on December 31, 1998, including the grant of 34,954 stock appreciation rights that upon a change in control prior to December 31, 1998 (and presuming continued employment), are converted into stock options. The current agreement provides, in addition, for the payment of a sum equal to two years' pay at the conclusion of its term, and, if there is a change in control during its term, the grant of such years of credited service to bring his total years of credited services for pension purposes to 15.

     Mr. Pohn and Mr. Small have agreements expiring in 2003 and 2008, respectively. If they are terminated (or constructively terminated) without cause, they will receive salary payments and health insurance coverage for the length of the extension period. If the termination is after a change in control, they will receive, in addition, retirement benefits as if they had 15 years of credited service.

                        COMPENSATION COMMITTEE
                   REPORT ON EXECUTIVE COMPENSATION

     The Planning and Management Committee of the Board of Directors is comprised of the seven non-employee directors named below. The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 1997.

     The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

     BASE SALARY. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure.

     INCENTIVE COMPENSATION.   The  Committee  believes  that  a  portion of an
executive officer's cash compensation should be subject to specific performance
criteria.   To  accomplish  this  objective,
the Company, in 1996, adopted a Management Incentive Compensation Plan
(the "Bonus Plan").   The  Bonus Plan is intended  to provide an immediate
recognition of managerial efforts through a cash bonus or award tied to the financial performance of the Company. An annual award is based on the annual increase in Earnings Per Share for the award period over the previous period. A three-year award is based on (i) the three-year average increase in Earnings Per Share, (ii) the three-year average Return on Average Assets, and (iii) the three-year average Return on Equity. The Bonus Plan is open to participation by Executive Vice Presidents and above, Senior Vice Presidents and Vice Presidents of the Company and the Bank. The aggregate amount of cash award for a fiscal year is calculated for each of the aforementioned groups according to a schedule comparing the relevant increases or results for the Award Period to a predetermined performance standard. When an increase or result is above or below the target performance standard, the actual award fund
is adjusted  upward  or downward from the target award.   The aggregate  amount
of the annual award is apportioned between corporate performance and individual performance for the groups below Executive Vice President. The individual performance portion is discretionary with the Committee and is 25% of the annual award for Senior Vice Presidents and 50% of the annual award for Vice Presidents.

     STOCK OPTION PROGRAM. The Company has adopted the 1995 Incentive Stock Option Plan. The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. The Committee also believes that stock options whether under this plan or otherwise are an important component in attracting and keeping quality personnel and in contributing to the long term objectives of the Company. Therefore, persons holding the positions of Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

     The Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer. Decisions concerning options for a particular year are made in the FOLLOWING year. In 1997, the Committee decided that an award of options would be granted based upon the performance of the Company during 1996.

     OBRA DEDUCTIBILITY LIMITATION. The Omnibus Budget Reconciliation Act of 1993 prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

PLANNING AND MANAGEMENT COMMITTEE

Raymond L. Sales, Chairman                           Leslie D. Aberson
William C. Ballard, Jr.                              James E. Cain
Martha Layne Collins                                 Bruce J. Roth
Henry C. Wagner


                        COMPENSATION COMMITTEE
                 INTERLOCKS AND INSIDER PARTICIPATION

     The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 1997, the committee consisted of Raymond L. Sales, Leslie D. Aberson, William
C. Ballard, Jr., James E. Cain, Martha  Layne  Collins, Bruce J. Roth and Henry
C. Wagner. Mr. Sales was, until July 31, 1997, a partner in the law firm of Segal, Isenberg, Sales, Stewart, Cutler & Tillman, which the Company retained to perform various legal services during 1997. Mr. Sales remains of counsel to that firm.

                          OTHER TRANSACTIONS

     In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associates. Loans made to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.

        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received during the last fiscal year or written representations, the Company believes that all reports required by Section 16(a) during the most recent fiscal year or prior fiscal years were filed on a timely basis.

         COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

     The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the

NASDAQ CRSP Bank Index. The graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.


                                   Mid-America Bancorp

                                Total Return Performance

                                                    PERIOD ENDING

INDEX                    12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
Mid-America Bancorp       100.00       117.51       120.02       135.83       153.77       289.67
S&P 500                   100.00       110.08       111.53       153.44       188.52       251.44
NASDAQ Bank Index         100.00       114.04       113.63       169.22       223.41       377.44

                                       18

         PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION

OVERVIEW OF THE PROPOSED AMENDMENTS

     The following summary discusses three proposed additions to the Articles of Incorporation of the Company (the "Amendments") that are being presented to shareholders as three separate proposals. Each of the Amendments has been approved unanimously by the Board of Directors. This summary is not intended to be comprehensive and is qualified by reference to the text of the Amendments, which are attached as Appendix A to this Proxy Statement. The Amendments would add the following provisions to the Articles of Incorporation of the Company:

     (i) Proposed Article IX would require certain transactions involving fundamental changes to the corporate structure of the Company or the transfer of substantial amounts of its assets be approved by the vote of holders of 75% of the Company's outstanding shares of the Company. The supermajority vote would not apply to transactions approved by a majority of all the directors then in office.

     (ii) Proposed Article X provides that the Company would elect to be governed by the board approval and supermajority voting provisions of the Kentucky Business Combination Act (the "Act"). The Act imposes a five-year standstill period and minimum share vote approval requirements on certain business combinations involving a Kentucky corporation that is subject to or elects to be governed by the provisions of the Act, unless specific conditions are satisfied.

     (iii) Proposed   Article   XI   would  require  a  supermajority  vote  of
shareholders to amend or repeal the foregoing provisions and certain other provisions of the articles of incorporation.

REASONS FOR THE AMENDMENTS

     The purpose of the proposed Amendments is to provide for the stability of the operations and personnel of the Company, by increasing the leverage of the Board of Directors in takeover situations generally. The Amendments are intended to encourage third parties to initiate any attempt to acquire control of the Company by negotiating with the management and Board of Directors of the Company. The Amendments will help ensure that the Board of Directors will have sufficient time to evaluate any acquisition proposal and appropriate alternatives on an informed basis and greater ability to negotiate a fair price for all of the shareholders if a sale of the Company is determined by the Board of Directors to be in the best interest of the Corporation.

     At the same time, the Amendments would discourage certain tactics that the Board of Directors believes can be highly disruptive to a company and can result in dissimilar and unfair treatment of its shareholders. Such tactics include the accumulation of a substantial common stock position as a prelude to an attempted takeover or significant corporate restructuring, and the use of "two-tiered pricing," in which an acquirer could offer to pay a premium price in cash for the
number of shares sufficient to gain control of the target corporation.   After
obtaining control, the acquirer could then pay a different price or a less desirable form of consideration for the remaining shares in a "squeeze-out" merger or similar transaction in which the remaining minority position would be eliminated. The proposed Amendments will be a significant deterrent to two-tiered pricing.

     The Amendments, if they are adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company without negotiating with the Board of Directors, even though such a takeover attempt might be desirable to certain shareholders. In addition, since the Amendments are designated to discourage accumulations of large blocks of the stock of the Company by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the Amendments could tend to reduce the temporary fluctuations in the price of the stock of the Company that could result from accumulations of large blocks of the stock of the Company. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher price. The Amendments will not prevent a takeover that is approved by the directors of the Company unaffiliated with the shareholder seeking to acquire control of the Company.

     The Board of Directors feels that now is an appropriate time for the adoption of these amendments. All of the larger banks in the area served by the Company have been acquired by regional bank holding companies headquartered in other states. As the area's largest locally managed bank, the Company believes that it has an unusual opportunity for growth if it remains independent. The Board has adopted as part of the mission statement of the Company, the goal to maintain that independence. The proposed Amendments are not the result of any specific effort to accumulate shares of the Company or to acquire control of the Company.

     Each of the proposed Amendments will be approved if the number of votes cast for the Amendment exceeds the number of votes cast against the Amendment at the Annual Meeting. Abstentions will be counted as shares represented at the Annual Meeting but not as votes either for or against an Amendment. Broker non-votes will not be counted as shares represented at the Annual Meeting or as votes either for or against an Amendment.

     The Board of Directors believes that adoption of the Amendments is in the best interests of all of the shareholders and unanimously adopted these recommendations that shareholders vote "FOR" each of the three proposed Amendments.

PROPOSED ARTICLE IX

     Proposed Article IX would require the affirmative vote of the holders of a least 75% of the outstanding shares of the voting stock of the Company to approve the following transactions: (i) the sale of all or substantially all the assets of the Company or any subsidiary in which the Company owns 50% or more of the voting stock; (ii) the sale of shares of a subsidiary owned by the Company; (iii) the distribution of any shares or assets of any subsidiary;
(iv) any merger or share exchange to which the Company or a subsidiary is a party; (v) any split-off or split-up of the Company; or (vi) the dissolution of the Company.

     The supermajority requirements would not apply if either (a) the proposal was approved by a majority of the directors then in office (and not merely a majority of a quorum), or (b) higher voting requirements apply. If the Company were to adopt proposed Article X and elect thereby to be governed by the Kentucky Business Combination Act, higher voting requirements would apply to transactions between the Company and any "interested shareholder," within the meaning of that Act.

     The text of proposed Article IX is set forth in full in Appendix A.

     The primary purpose of Article IX is to encourage any potential acquirer to negotiate with the Board to obtain its concurrence with the proposed transaction and thus secure the decreased voting threshold. The Board of Directors could use this opportunity for negotiation to attempt to obtain the most favorable terms for the Company and its shareholders or pursue alternative measures. Proposed Article IX could have the effect of rendering more difficult or discouraging one of the transactions it covers, and accordingly, would have an adverse impact on shareholders who favor such transactions.

     As a group, the Company's directors and officers as a group beneficially own 29.07% of the Common Stock currently outstanding. Bertram W. Klein, the Company's Chairman, beneficially owns 20.69% of the Common Stock currently outstanding. Although these percentages could increase or decrease in the future, the shares currently owned by the Company's directors and officers, if voted together, would represent more than the 25% of the Common Stock required to defeat a proposed business combination that was favored by holders of a majority of the outstanding shares of Common Stock.

PROPOSED ARTICLE X

     Proposed Article X provides that the shareholder vote and board approval requirements of the Kentucky Business Combination Act (KRS 271B.12-200 to 12-
230) would apply to specific transactions defined as "business combinations" between the Company and a person who, after the effective date of this proposed
Article X, acquires shares representing 10% of the Company's voting power, and thus becomes an "Interested Shareholder" of the Company, at any time after
Article X becomes effective. The Act applies to Kentucky corporations that have at least 500 shareholders, have their principal offices in Kentucky, and meet other criteria relating to the amount of shareholders, stock or employees located in Kentucky. Unlike similar business combination statutes of other states, the Kentucky Act does not apply to bank holding companies and certain other financial institutions unless the institution's articles of incorporation contain a provision providing that the institution will be governed by the Act. Thus, Article X would provide the Company with the same statutory protections against the self-dealing transactions described elow that many other public companies of similar size currently have.

     The text of the proposed Article X is set forth in full in Appendix A. The Act is set forth in full in Appendix B.

     KRS 271B.12-210 prohibits a "business combination" between a corporation and a person who has accumulated a significant position in the stock of the Corporation for five years from the date such person became an "interested shareholder" within the meaning of the Act unless, before the date the interested shareholder became such, the business combination is approved by a majority of the corporation's "independent directors." The Act defines "independent directors" as the directors who are not officers or employees of the corporation nor are affiliated or associated with an interested shareholder or any of its affiliates. In addition to the five-year standstill, a business combination not approved by a majority of the independent directors must either
(a) be approved by 80% of the outstanding voting shares of the corporation and by two-thirds of the voting shares held by shareholders other than the interested shareholder who (or whose affiliate) is a party to the business combination, voting together as a single voting group; or (b) meet certain minimum price and procedural requirements designed to ensure equal treatment of all shareholders.

     Transactions defined as "business combinations" include mergers, certain dispositions of assets, certain issuances and transfers of securities, certain recapitalizations and reorganizations, as well as other specified transactions involving a corporation and an interested shareholder. In addition, an interested shareholder's receipt of the benefit of loans, pledges, guarantees, tax benefits or other financial assistance from the corporation other than proportionally as a shareholder would be a business combination for purposes of the Act.

     The Act defines an "interested shareholder" as any person, other than the corporation or any of its subsidiaries, who is the beneficial owner, directly or indirectly, of 10% or more of the voting shares of the corporation, including for this purpose any shares beneficially owned by any entity or person affiliated or associated with the interested shareholder. Article X excludes from the definition of interested shareholder a person who beneficially owns 10% or more of the voting power of outstanding voting stock of the Company at the time Article X takes effect unless and until such person acquires additional shares of voting stock of the Company and becomes the beneficial owner of 24% or more of the voting power of outstanding voting stock of the Company. However, shares acquired pursuant to the employee benefit plans of the Company, stock dividends, stock splits or similar distributions of or changes to the outstanding voting stock of the Company would not be counted for this purpose.

     Currently, the Company knows of one shareholder who beneficially owns 10% or more of its voting shares. That shareholder is Mr. Klein, the Chairman of the Company, who currently owns 20.69% of the Common Stock. For purposes of
Article X, Mr. Klein would become an interested shareholder only if he acquired additional shares (other than as specifically excepted by Article X) to increase his beneficial ownership to 24% of the voting shares of the Company.

     The directors and officers of  the  Company  have  the power to vote up to
29.07% of the currently outstanding shares as a group. Although this percentage could increase or decrease in the future, the shares currently owned by the directors and officers of the Company collectively, and by Mr. Klein individually, would represent more than the 20% required to defeat a proposed business combination that was favored by holders of a majority of the outstanding shares of Common Stock, unless the terms of the proposal satisfied minimum price and procedural requirements that would obviate the need for supermajority approval of the transaction.

PROPOSED ARTICLE XI

     Proposed Article XI would require a supermajority vote to alter, amend, or repeal specific provisions of the Articles of Incorporation, or to adopt any provision inconsistent with them, unless the proposed amendment is approved by a majority of directors who are not affiliated with the Interested Shareholder. The Articles that could be altered, amended, or repealed only by a supermajority vote are: Article V [classified board of directors]; Article VI [indemnification]; Article VII [board's authority to consider certain factors in evaluating takeover proposals]; Article VIII [limitation of director liability]; Article IX [supermajority voting requirements]; Article X [business combinations]; and Article XI [supermajority vote to amend or repeal certain Articles].

     The vote required to amend or repeal the listed Articles (the "Required Proportion") would be a percentage of the voting stock of all classes of shares entitled to vote in election of directors. The Required Proportion is defined as the SUM of (i) the number of shares owned by an "interested shareholder" PLUS (ii) 70% of the remaining shares DIVIDED BY the total number of voting shares. For example, if the Company had one interested shareholder owning 15% of the voting shares, the Required Proportion would be .15 + (.85 x .7) = .745 or 74.5%.

     Article XI defines "interested shareholder" as any person who acquires 15% or more of the voting shares after the Article takes effect. Any person who beneficially owns 15% or more of the voting shares at the time Article X takes effect would become an interested shareholder for purposes of Article XI only if, and at such time as, that person acquires additional shares of voting stock of the Company and becomes the beneficial owner of 24% or more of the voting power of outstanding voting stock of the Company. However, shares acquired pursuant to the Company's employee benefit plans, stock dividends, stock splits or similar distributions of or changes to the Company's outstanding voting stock would not be counted for this purpose. Thus, Mr. Klein would become an interested shareholder for purposes of Article XI only if he acquired additional shares (other than as specifically excepted by Article XI) to increase his beneficial ownership to 24% of the Company's voting shares.

     The text of proposed Article XI is set forth in full in Appendix A.

     The requirement of an increased shareholder vote is designed to prevent a shareholder controlling a majority of the voting stock of the Company from avoiding the requirements of the Articles subject to Article XI by simply repealing them. A proposal to alter, amend or repeal any of these Articles may present a conflict of interest for an interested shareholder. Article XI would allow those of the directors or shareholders of the Company without such a conflict of interest to determine whether to change the provisions of these Articles. Article XI would work in conjunction with the Articles IX and X and certain other Articles by making their provisions more difficult to change.

     The Company's directors and officers to have the power to vote up to 29.07% of the currently outstanding shares as a group. Although this percentage could increase or decrease in the future, the shares currently owned by the directors of the Company and officers of the Company, if voted together at a time when the Company had an interested shareholder, would be sufficient to defeat a proposal to amend or repeal Articles subject to the supermajority voting requirements of Article XI.

CURRENT ARTICLES PROVISIONS AFFECTING TAKEOVERS

     The Articles of Incorporation of the Company currently include provisions, and the Company has taken other measures, that could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company other than through negotiations with the Board of Directors.

     PREFERRED STOCK.

     Article IV authorizes the Company to issue 750,000 shares of preferred stock ("Preferred Stock") in one or more series with such preferences, limitations, and relative rights as may be determined by the Board of Directors of the Company without further action by shareholders. No shares of Preferred Stock are currently issued or outstanding. The Board of Directors has reserved one series of 120,000 shares of the Preferred Stock for issuance in connection
with the  Company's  Shareholder  Rights  Agreement.   See  "Shareholder Rights
Agreement" below.

     The Board of Directors believes that the ability to issue a second class of stock in one or more series with a range of potential economic and voting rights provides the Company with valuable flexibility in connection with a wide range of possible transactions, including acquisitions, combinations, equity financings, stock distributions, stock splits, stock dividends, employee benefit plans and other corporate purposes. The power to issue new Preferred Stock could allow the Board of Directors to make it more difficult to replace incumbent directors or accomplish certain business combinations opposed by the incumbent Board of Directors by issuing shares with sufficient voting power or economic rights to ensure that such a proposal could not obtain the requisite approval of the shareholders of the Company.

     CLASSIFIED BOARD.

     Article V provides that the number of directors may not be less than ten nor more than twenty-one and authorizes the Board of Directors to establish the number of directors within that range. Article V also provides that the directors are divided into three classes, each class to be as nearly equal in number as possible, and one class of directors to be elected annually. A classified board thus reduces the number of directors otherwise elected by shareholders each year, and increases the number of shares that must be voted together to elect any particular director. A classified board may have the effect of discouraging a takeover attempt because it would take a majority shareholder at least two years to elect its nominees to a majority of the positions on the Board of Directors.

     EVALUATION OF TAKEOVER PROPOSALS.

     Article VII authorizes the Board of Directors to base its response to an acquisition proposal upon its evaluation of what is in the best interests of the Company and its shareholders. For this purpose, the Board of Directors may consider not only the consideration offered in the takeover bid in relation to the then current market price but also the Board of Directors' estimate of the current or future value of the Company in a freely negotiated transaction as well as the Board of Directors' estimate of the Company's future value as an independent entity.

     In addition, the Board of Directors may also consider such other factors as it determines to be relevant, including the social, legal and economic effects on employees, customers, suppliers, and other constituents of the Company and on the communities in which the Company operates. Finally, the Board of Directors may consider the background and personnel of the acquiring party.

     SHAREHOLDER RIGHTS AGREEMENT.

     On February 23, 1998, the Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to shareholders of record at the close of business on March 13, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one-hundredth of a share (a "Unit") of 1998A Junior Participating Preferred Stock (the "Participating Preferred") at a purchase price of $75.00 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 23, 1998 (the "Rights Agreement") between the Company and Bank of Louisville, as Rights Agent.

     Initially, the Rights attach to all the Common Stock certificates representing shares then outstanding, and no separate Rights Certificates are distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock (the "Stock Acquisition Date") or (ii)
10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of the Common Stock. In addition to the Rights dividend on shares outstanding on the Record Date, the Rights Agreement provides for the automatic issuance of a Right with respect to each share of the Common Stock issued after the Record Date but before the earlier of the Distribution Date or the date on which the Rights expire.

     The definition of "Acquiring Person" excludes any shareholder who beneficially owns 15% or more of the shares of Common Stock outstanding on the date the Rights Agreement was adopted (an "Excluded Shareholder"). An Excluded Shareholder may become an Acquiring Person only at such times as the Excluded Shareholder becomes the beneficial owner of 24% or more of the shares of the Common Stock outstanding as a result of the Excluded Shareholder acquiring additional shares of Common Stock (other than acquisitions as a result of the death of a parent or spouse or pursuant to an employee benefit plan, a stock split, or a stock dividend). The Excluded Shareholders include Mr. Klein and certain members of his immediate family.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 13, 2008, unless earlier redeemed by the Company as described below. Until a Right becomes exercisable and is actually exercised (as described in succeeding paragraphs), the holder thereof, as such, will have no voting, dividend or other rights as a shareholder of Company.

     Following any Stock Acquisition Date, (i) each holder of a Right other than an Acquiring Person (or certain related parties) will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right, and (ii) all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     For example, at an exercise price of $75 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Stock Acquisition Date would entitle its holder to purchase $150 worth of Common Stock based on the current market price (as defined in the Agreement) of the Common Stock for $75. Assuming that the current market price of Common Stock is $30 per share, the holder of each valid Right would be entitled to purchase 5 shares of Common Stock for $75.

     If, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     The Company may redeem all (but no fewer than all) of the Rights at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). The decision to redeem requires the concurrence of a majority of the Continuing Directors. The term "Continuing Directors" means any member of the Board of Directors who was also a member of the Board before the date an Acquiring Person became such, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but does not include an Acquiring Person or an affiliate or associate of an Acquiring Person or any representative of the foregoing entities.

     Rights agreements generally provide a significant deterrent to attempts to acquire control of a corporation without the approval of the board of directors. The Rights would cause substantial dilution to a person or group that attempts to acquire control without Board approval unless the offer is conditioned upon the redemption of the Rights. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of the Common Stock at a fair price and otherwise in the best interest of the Company and its shareholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, redeem all but not less than all of the then outstanding Rights or amend the Rights Agreement so as not to apply to a negotiated transaction.

     The Rights Agreement, which sets forth the terms and conditions of the Rights, is incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE THREE AMENDMENTS.


INDEPENDENT AUDITORS

     The selection of independent auditors to audit the Company's consolidated financial statements for the year ended December 31, 1998, has not yet been made. The timing of this selection allows the Audit Committee of the Board of Directors additional time to review the performance of the independent auditors during the past year, the complete results of the audit process and to make its
recommendation to the Board of Directors. The   Board  of  Directors intends to
select an independent auditor following its receipt of the recommendation of the Audit Committee by the end of the second quarter of 1998. KPMG Peat Marwick LLP has acted as the

Company's independent auditors since 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

                      INCORPORATION BY REFERENCE

     The Current Report of the Company on Form 8-K dated February 23, 1998, which relates to the adoption of the Rights Agreement dated as of February 23, 1998, between the Company and Bank of Louisville, as Rights Agent, is incorporated herein by reference.

                             OTHER MATTERS

     The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

             SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholders who desire to present proposals at the 1998 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 17, 1998, in order to be considered for inclusion in the Company's proxy statement for such meeting.

                                     By order of the Board of Directors

                                                           Orson Oliver
                                                              President
Louisville, Kentucky
March 16, 1998

                                APPENDIX A

TEXT OF PROPOSED NEW ARTICLES IX, X AND XI TO THE ARTICLES OF INCORPORATION

                           OF MIDAMERICA BANCORP


                                ARTICLE IX

                        Certain Voting Requirements

     (a) In addition to any other requirements required by law or these Articles of Incorporation, except as specified in (b) below, a vote of the holders of at least seventy-five percent (75%) of the number of outstanding shares of each class of the capital stock of the Corporation shall be required to approve:

          (i) The sale of all or substantially all of the assets of the Corporation;

          (ii) The sale of all or substantially all of the assets of any Subsidiary;

               (iii)The sale of all or part of the shares of any Subsidiary owned by the Corporation;

          (iv) The distribution, by way of spinoff, dividend or other similar transaction of any shares of any Subsidiary or any assets thereof;

          (v) Any merger or share exchange to which the Corporation or any Subsidiary is a party;

          (vi) Any split-off or split-up of the Corporation; or

          (vii)A plan of dissolution of the Corporation.

     (b) The voting requirements of this Article shall not apply to a transaction specified in (a)(i) through (a)(vii) where:

          (i) Any other provision of law or these Articles specifies a higher voting requirement, including, without limitation,
               Article X ["Business Combinations"] and KRS 271B.12-210; or

          (ii) The proposed action has received the approval of a majority of the directors of the Corporation then holding office.

     (c) For purposes of this Article, "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries.


                                 ARTICLE X

                           Business Combinations

     The requirements of a shareholder vote and board approval in Section 271B.12-210 of the Kentucky Revised Statutes (the "Business Combinations Statute") shall apply only to any Business Combination of the Corporation with a person who becomes an Interested Shareholder of the Corporation at any time after the effective time of this Article X pursuant to KRS 271B.1-
230. For purposes of this Article X, "Business Combination" and "Interested Shareholder" shall have the meanings set forth in the Business Combinations Statute; provided, however that a person who beneficially owns 10% or more of the voting power of outstanding voting stock of the Corporation at the effective time of this Article X shall not become an Interested Shareholder unless and until such time as such person shall become the beneficial owner of 24% or more of the voting power of outstanding voting stock of the Corporation solely as a result of such person's acquiring beneficial ownership of additional shares of voting stock of the Corporation (other than shares acquired as a result of the death of a parent or spouse or acquired pursuant to a profit-sharing, stock-based incentive compensation or other employee benefit plan maintained by the Corporation, to a dividend or distribution paid or made by the Corporation on the outstanding voting stock in shares of the same class of stock, or to a split or subdivision of the outstanding voting stock).


                                ARTICLE XI


                  Amendment or Repeal of Certain Articles

          (a)    CERTAIN DEFINITIONS.  For the purposes of this Article:

               (i) A "Person" shall mean any individual, firm, trust, estate, corporation or business organization.

               (ii) "Interested Shareholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

                    (1)  becomes   the   beneficial   owner,  directly   or
                         indirectly, of more than 15% of the combined voting power of the then outstanding shares of Voting Stock after the date this Article takes effect; or

                    (2) beneficially owns, directly or indirectly, more than 15% of the combined voting power of the then outstanding shares of Voting Stock at the date this Article takes effect, but only if, and at such time as, the Person becomes the beneficial owner of 24% or more of the outstanding shares of Voting Stock solely as a result of such Person's acquiring beneficial ownership of additional shares of Voting Stock (other than shares acquired as a result of the death of a parent or spouse or acquired pursuant to a profit-sharing, stock-based incentive compensation or other employee benefit plan maintained by the Corporation, to a dividend or distribution paid or made by the Corporation on the outstanding Voting Stock in shares of the same class of stock, or to a split or subdivision of the outstanding Voting Stock); or

                    (3) is an Affiliate of the Corporation, became the beneficial owner (directly or indirectly) of more than 15% of the combined voting power of the then outstanding shares of Voting Stock after the date this Article takes effect, and at any time within the two-year period immediately prior to the date in question was the beneficial owner (directly or indirectly) of 15% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                    (4) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (iii) A Person shall be a "beneficial owner" of any Voting Stock:

                    (1)  which  such Person or any  of  its  Affiliates  or
                         Associates    beneficially   owns,   directly   or
                         indirectly; or

                    (2) which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                    (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                (iv) For the purposes of determining whether a person is an Interested Shareholder pursuant to (a) (ii) of this Article, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (a)(iii) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (v) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1998.

               (vi) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Shareholder set forth in (a)(ii) of this Article, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               (vii) "Disinterested Director" shall mean (1) any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, or (2) any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

               (viii) "Voting Stock" shall mean the voting power of the then outstanding shares of all classes and series of the Corporation entitled to vote generally in the election of directors.

          (b) Notwithstanding anything in these Articles of Incorporation to the contrary and in addition to any affirmative vote required by law, the affirmative vote of the Required Proportion (as defined below) of Voting Stock shall be required to alter, amend, or repeal Articles V [Number and Authority of Directors], VI [Indemnification], VII [Consideration of Certain Factors], VIII [Limitation of Director Liability], IX [Certain Voting Requirements], X [Business Combinations], or XI [Amendment or Repeal of Certain Articles] of these Articles of Incorporation or to adopt any provision inconsistent therewith.

          (c) For purposes of paragraph (b) of this Article, the Required Proportion shall be calculated by DIVIDING (i) the sum of (1) the number of shares of Voting Stock beneficially owned by any Interested Shareholder, directly or indirectly plus (2) seventy percent of all the remaining shares of Voting Stock not beneficially owned by any Interested Shareholder, directly or indirectly BY (ii) the total number of shares of Voting Stock.

          (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a Person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another Person and whether a director is unaffiliated with an Interested Shareholder, and (iv) whether the requirements of paragraph (b) of this Article have been met with respect to any shareholder vote specified therein. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article.

                            APPENDIX B

                      KENTUCKY BUSINESS COMBINATIONS ACT


       271B.12-200 DEFINITIONS FOR KRS 271B.12-210 TO 271B.12-230

As used in KRS 271B.12-210 to 271B.12-230:

      (1) "Affiliate," including the term "affiliated person," means a person who directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

      (2) "Associate," when used to indicate a relationship with any person, means:

            (a) Any corporation or organization (other than the corporation or a subsidiary of the corporation) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

            (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

            (c) Any relative or spouse of such person, or any relative of such spouse, any one (1) of whom has the same home as such person or is a director or officer of the corporation or any of its affiliates.

      (3) "Beneficial owner," when used with respect to any voting stock, means a person:

            (a)   Who,   individually   or   with  any  of  its  affiliates  or
                  associates, beneficially owns voting stock, directly or indirectly; or

            (b)   Who,  individually  or  with  any   of   its   affiliates  or
                  associates, has:

                  1. The right to acquire voting stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

                  2.    The  right  to  vote  voting  stock   pursuant  to  any
                        agreement, arrangement, or understanding; or

                  3. Any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock; however, for the purposes of this section and KRS 271B.12-230 the beneficial owner of any voting stock held by, or owned through participation in, any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension, stock ownership or similar plan for employees or officers of the corporation or any of its subsidiaries shall be deemed to be the shareholder of record of such voting stock as shown on the stock transfer books of the corporation.

      (4)   "Business combination" means:

            (a) Unless the merger or consolidation does not alter the contract rights of the stock as expressly set forth in the articles of incorporation or change or convert in whole or in part the outstanding shares of stock of the corporation, any merger or consolidation of the corporation or any subsidiary with any interested shareholder or any other corporation, whether or not itself an interested shareholder, which is, or after the merger or consolidation would be, an affiliate or associate of an interested shareholder who was an interested shareholder prior to the transaction;

            (b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one (1) transaction or a series of transactions in any twelve-month period, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of five percent (5%) or more of the total market value of the outstanding stock of the corporation or of its net worth as of the end of its most recently ended fiscal quarter;

            (c) The issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any twelve-month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding stock of the corporation, determined as of the end of the corporation's most recently ended fiscal quarter prior to the first such issuance or transfer, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

            (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate or associate of any interested shareholder; or

            (e) Any reclassification of securities, including any reverse stock split; or recapitalization of the corporation; or any merger or consolidation of the corporation with any of its subsidiaries; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate or associate of any interested shareholder; or

            (f) Any receipt by an interested shareholder or any affiliate or associate of such interested shareholder of the benefit directly or indirectly, except proportionately as a shareholder of such corporation, of any loans, advances, guaranties, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through such corporation.

      (5) "Common stock" means any stock other than preferred or preference stock.

      (6) "Continuing director" means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the time the interested shareholder became an interested shareholder, and any successor to such continuing director who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and was recommended or elected by a majority of the continuing directors at a meeting at which a quorum consisting of a majority of the continuing directors is present.

      (7) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of ten percent (10%) or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

      (8)   "Equity security" means:

            (a) Any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing;

            (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security; or

            (c) Any put, call, straddle, or other option, right or privilege of acquiring an equity security from or selling an equity security to another without being bound to do so.

      (9) "Independent member" of the board of directors means any director who is not an officer or full-time employee of the corporation or an affiliate or associate of an interested shareholder or any of its affiliates.

      (10)  "Interested   shareholder"   means   any  person,  other  than  the
            corporation or any of its subsidiaries, who:

            (a) Is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting stock of the corporation; or is an affiliate of the corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the corporation. The term interested shareholder shall not mean any entity or person holding or owning voting stock for, or through participation in, any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension, stock ownership or similar plan for employees or officers of the corporation or any of its subsidiaries.

            (b) For the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of subsection (3) of this section, but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (11)  "Market value" means:

            (a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York stock exchange listed stocks, or, if such stock is not quoted on the composite tape on the New York stock exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the continuing directors at a meeting of the board of directors at which a quorum consisting of at least a majority of the continuing directors is present; and

            (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing directors at a meeting of the board of directors at which a quorum consisting of at least a majority of the continuing directors is present.

      (12) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the corporation.

      (13) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.


      271B.12-210 MINIMUM SHARE VOTE REQUIREMENTS FOR APPROVAL OF BUSINESS COMBINATIONS; LIMITATIONS ON BUSINESS CORPORATION

      (1) In addition to any vote otherwise required by law or the articles of incorporation of the corporation, a business combination shall either be approved by a majority of the independent members of the board of directors who are also continuing directors, provided that the independent members of the board of directors shall not, for the purposes of this subsection, be required to either approve or disapprove of any proposed business combination, or approved by the affirmative vote of at least:

            (a) Eighty percent (80%) of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group; and

            (b) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination or by an affiliate or associate of such interested shareholder, voting together as a single voting group.

      (2) Unless a business combination is exempted from the operation of KRS 271B.12-200 to 271B.12-230 in accordance with the terms hereof, the failure to comply with the voting requirements of subsection (1) of this section shall render such business combination void.

      (3) Notwithstanding anything to the contrary contained in this chapter (except the provisions of KRS 271B.12-220(5)(a)), no corporation shall engage in any business combination with any entity or person who is at the time of such business combination an interested shareholder of such corporation, unless such person became an interested shareholder before March 28, 1986, for a period of five
            (5) years following the date on which such interested shareholder became an interested shareholder unless such business combination is approved by a majority of the independent members of the board of directors of such corporation prior to such date on which the interested shareholder became an interested shareholder. If a good faith proposal is made in writing to the board of directors of such corporation regarding a business combination, the board of directors shall respond, in writing, within thirty (30) days or such shorter period, if any, as may be required by the Securities Exchange Act of 1934, setting forth its reasons for its decision regarding such proposal. If the board of directors does not respond affirmatively in writing within thirty (30) days or such shorter period, if any, as may be required by the Securities Exchange Act of 1934, the independent members of the board of directors shall be deemed to have disapproved the business combination.

      (4) In discharging its duties under this section, or otherwise, the board of directors, in considering the best interests of the corporation, may consider in addition to the interests of the corporation's shareholders, any of the following:

            (a) The interests of the corporation's employees, suppliers, creditors and customers;

            (b)   The economy of the state and nation;

            (c)   Community and societal considerations; and

            (d) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

      (5) Notwithstanding KRS 271B.6-020 and any other provision of this chapter, and unless otherwise provided in the articles of incorporation before the creation or issuance of any rights or options as set forth herein, in considering the interests of the corporation's shareholders, the board of directors of a corporation may, before, on or after July 15, 1988, create and issue rights or options pursuant to KRS 271B.6-240 which may contain provisions which adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets or other occurrence involving such corporation. Such rights or options may also include conditions that prevent the holder or holders of at least a specified number or percentage of the outstanding shares of the corporation, including subsequent transferees of the holder, from exercising those rights or options.

            271B.12-220 EXEMPTIONS FROM MINIMUM SHARE VOTE REQUIREMENTS

      (1)   For purposes of subsection (2) of this section:

            (a) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the corporation, whichever is earlier;

            (b) "Determination date" means the date on which an interested shareholder first became an interested shareholder; and

            (c)   "Valuation date" means:

                  1. For a business combination voted upon by shareholders, the latter of the day prior to the date of the shareholders vote or the date twenty (20) days prior to the consummation of the business combination; and

                  2.    For   a   business  combination  not  voted   upon   by
                        shareholders, the date of the consummation of the business combination.

      (2) The vote required by KRS 271B.12-210 does not apply to a business combination if each of the following conditions is met:

            (a) The aggregate amount of the cash and the market value as of the valuation date of consideration, other than cash to be received per share by holders of common stock in such business combination, is at least equal to the highest of the following:

                  1. The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                        fees) paid by the interested shareholder for any shares of common stock of the same class or series acquired by it:

                        a. Within the five (5) year period immediately prior to the announcement date of the proposal of the business combination;

                        b.    In  the   transaction   in  which  it  became  an
                              interested shareholder, whichever is higher; or

                  2. The market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

                  3. The price per share equal to the market value per share of common stock of the same class or series determined pursuant to subparagraph 2. of this paragraph, multiplied by the fraction of:

                        a. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the five (5) year period immediately prior to the announcement date, over

                        b. The market value per share of common stock of the same class or series on the first day in such five (5) year period on which the interested shareholder acquired any shares of common stock;

            (b) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of a particular class or series of stock:

                  1. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the interested shareholder for any shares of such class of stock acquired by it:

                        a. Within the five (5) year period immediately prior to the announcement date of the proposal of the business combination;

                        b.    In   the  transaction  in  which  it  became   an
                              interested shareholder, whichever is higher; or

                  2. The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  3. The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

                  4. The price per share equal to the market value per share of such class of stock determined pursuant to subparagraph 3. of this paragraph, multiplied by the fraction of:

                        a.    The  highest  per  share   price,  including  any
                              brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the interested shareholder for any shares of any class of voting stock acquired by it within the five (5) year period immediately prior to the announcement date, over

                        b. The market value per share of the same class of voting stock on the first day in such five (5) year period on which the interested shareholder acquired any shares of the same class of voting stock.

            (c) In making any price calculation under this section, appropriate adjustments shall be made to reflect any reclassification, including any reverse stock split; recapitalization; reorganization; or any similar transaction which has the effect of reducing the number of outstanding shares of the stock. The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it;

            (d)   1.    After  the  interested  shareholder has become an
                        interested shareholder and prior to the consummation of such business combination:

                        a. There shall have been no failure to declare and pay, at the regular date therefor, any full periodic dividends, whether or not cumulative, on any outstanding preferred stock of the corporation;

                        b. There shall have been no reduction in the annual rate of dividends paid on any class or series of stock of the corporation that is not preferred stock, except as necessary to reflect any subdivision of the stock; and an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split; recapitalization; reorganization; or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                        c. The interested shareholder did not become the beneficial owner of any additional shares of stock of the corporation, except as part of the transaction which resulted in such interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

                  2. The provisions of sub-subparagraphs a. and b. of subparagraph 1. of this paragraph do not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a director of the corporation in a manner inconsistent with such sub-subparagraphs and the interested shareholder, within ten (10) days after any act or failure to act inconsistent with such sub-subparagraphs, notifies the board of directors of the corporation in writing that the interested shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

      (3)   (a)   Whether  or  not  such  business combinations are  authorized
		  or consummated in whole or in  part  after July 13, 1984, or after  the interested  shareholder  became  an  interested shareholder, the requirements of KRS 271B.12-210 do not apply to  business combinations that specifically,  generally,  or
                  generally  by  types,  as  to  specifically   identified  or
                  unidentified existing or future interested shareholders or their affiliates or associates, have been approved or exempted therefrom by resolution of the board of directors of the corporation prior to two (2) months after July 13, 1984, or such earlier date as may be irrevocably established by resolution of the board of directors; and

            (b) Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the board of directors, but this shall not affect any business combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

      (4)   (a)   Unless the articles  of incorporation or bylaws of the
                  corporation specifically provide otherwise, the requirements of KRS 271B.12-210 do not apply to business  combinations  of a  corporation that, on  July  13, 1984,  had  an  existing interested shareholder,  whether a business  combination  is with the existing shareholder or with any other person who becomes  an interested shareholder, after July 13, 1984, or their present or future affiliates, unless, at any time after
                  July  13,  1984,  the  board of directors of the corporation elects by resolution, adopted by a majority of the continuing directors  at a meeting of the board of directors at which a quorum consisting of at least a majority of  the  continuing directors is present, to be subject,  in whole  or  in  part, specifically,  generally,  or  generally  by  types, as to
                  specifically  identified  or  unidentified   interested
                  shareholders,  to  the  requirements of KRS 271B.12-210.

            (b) The articles of incorporation or bylaws of the corporation may provide that if the board of directors adopts a resolution under paragraph (a) of this subsection, the resolution shall be subject to approval of the shareholders in the manner and by the vote specified in the articles of incorporation or the bylaws;

            (c) An election under this subsection may be added to but may not be altered or repealed except by an amendment to the articles of incorporation adopted by a vote of shareholders meeting the requirements of subsection (5)(a)2. of this section; and

            (d) If a corporation elects under this subsection to be included within the provisions of KRS 271B.12-210 generally, without qualification or limitation, it shall file with the secretary of state articles of amendment, including a copy of the resolution making the election and a statement describing the manner in which the resolution was adopted. The articles of amendment, shall be executed in the manner required by KRS 271B.10-060.

      (5)   (a)   Unless  the  articles of incorporation of the corporation
                  provide otherwise, the requirements of a shareholder vote and board approval in KRS 271B.12-210 do not apply to any business combination of:

                  1.    A  corporation which does not  have  on  the  date  any
                        interested    shareholder    became    an    interested
                        shareholder:

                        a. Five hundred (500) or more beneficial owners of its stock;

                        b. Its principal executive office located in this state; and

                        c.    One (1) or more of the following:

                              (i) More than two hundred (200) beneficial owners of its stock residing in this state;

                              (ii)  More   than   ten   percent  (10%)  of  the
                                    beneficial owners of its stock residing in this state;

                              (iii) More  than  ten  percent  (10%)  of  its
                                    outstanding stock owned by residents of this state;

                              (iv)  More than one  hundred  (100)  employees of
                                    the   corporation   and   its  subsidiaries
                                    working within this state; or

                              (v) Assets located in this state and owned by, or owned by a person or entity controlled by, the corporation with a value of at least one million dollars ($1,000,000);

                  2. A corporation whose original articles of incorporation have a provision, or whose shareholders adopt an amendment to the articles of incorporation after July 13, 1984, by a vote of at least eighty percent (80%) of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds (2/3) of the votes entitled to be cast by persons, if any, who are not interested shareholders of the corporation, voting together as a single voting group, expressly electing not to be governed by KRS 271B.12-210; or

                  3. An investment company registered under the federal Investment Company Act of 1940, as amended; a bank or a bank holding company as defined in the federal Bank Holding Company Act of 1956, as amended; a savings and loan holding company as defined in the federal Savings and Loan Holding

                        Company Amendments of 1967, as amended; and a domestic insurer as defined under KRS 304.1-070; and

            (b) For purposes of subparagraph 1. of paragraph (a) of this subsection, all shareholders of a corporation who have executed an agreement to which the corporation is an executing party governing the purchase and sale of stock of the corporation or a voting trust agreement governing stock of the corporation shall be considered a single beneficial owner of the stock covered by the agreement.

     271B.12-230  KRS  271B.12-200  TO   271B.12-220   PREVAIL  OVER  OTHER
     PROVISIONS OF KRS CHAPTER 271B; SEVERABILITY OF PROVISIONS

      (1) The provisions of KRS 271B.12-200 to 271B.12-220 are in addition to and do not repeal any other provisions of KRS Chapter 271B that govern any corporate actions described in KRS 271B.12-200 to 271B.12-220; provided, that in the event of a direct conflict between any provision of KRS 271B.12-200 to 271B.12-220 and any other provision of KRS Chapter 271B, the provision of KRS 271B.12-200 to 271B.12-220 shall prevail.

      (2) It shall be considered that, for the purposes of KRS 446.090, it is the intent of the general assembly in enacting KRS 271B.12-200
            to 271B.12-220   that  any  clause,  sentence,  subparagraph,
            paragraph, subsection, section, or other part of the above-stated sections or the application thereof to any person or circumstances held to be invalid shall not affect, impair or invalidate the remainder of the stated sections or the application of that part held invalid to any other person or circumstances, but shall be confined in its operation to the clause, sentence, subparagraph, paragraph, subsection, section, or other part thereof directly involved in that holding or to the person or circumstances therein involved.

                          APPENDIX TO PROXY STATEMENT




                                 FORM OF PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                     MIDAMERICA BANCORP
                                      500 WEST BROADWAY
                                    LOUISVILLE, KY  40202
                            PROXY-ANNUAL MEETING OF STOCKHOLDERS

              The undersigned, a shareholder of MIDAMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM W. KLEIN, ORSON OLIVER and ROBERT SACHS, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 16, 1998, at 10:00 a.m., Eastern daylight time, and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.  ELECTION OF DIRECTORS
       Nominees:     Robert P. Adelberg,  Hon.  Martha  Layne  Collins,  R.  K.
                     Gulliaume,  David  Jones, Jr., Bertram W. Klein, and Bruce
                     Roth

              [  ]    Vote FOR all nominees listed above     [  ]   WITHHOLD AUTHORITY to vote
                     (except those written in below)                for all nominees listed above


       INSTRUCTION:  To withhold authority  to  vote for any individual nominee write that nominee's name in the space below.

____________________________________________________________________________________________________________

2.  AMENDMENTS TO ARTICLES OF INCORPORATION.  Check the appropriate box here to
vote  with respect to all three of the proposed Amendments  as  a  group.   See
below to vote individually on each of the three proposed Amendments.

              [  ]     Vote FOR            [  ]    Vote AGAINST         [  ]     ABSTAIN

____________________________________________________________________________________________________________

3. AMENDMENT TO ARTICLE IX OF THE ARTICLES OF INCORPORATION. To require certain transactions involving fundamental changes in corporate structure to be approved by a supermajority vote of shareholders.

              [  ]     Vote FOR            [  ]    Vote AGAINST         [  ]    ABSTAIN

4.  AMENDMENT TO ARTICLE X OF THE ARTICLES  OF  INCORPORATION.   To elect to be
governed under the provisions of the Kentucky Business Combination Act.

              [  ]     Vote FOR            [  ]    Vote AGAINST         [  ]    ABSTAIN

5. AMENDMENT TO ARTICLE XI OF THE ARTICLES OF INCORPORATION. To require a supermajority vote of shareholders to change certain provisions of the Articles of Incorporation.

              [  ]     Vote FOR            [  ]    Vote AGAINST         [  ]    ABSTAIN

6. DISCRETIONARY AUTHORITY. To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will be voted FOR the nominees named above, FOR each of the amendments to the Articles of Incorporation, and with the discretionary authority described in the accompanying proxy statement. MANAGEMENT RECOMMENDS A VOTE FOR ALL OF THE ABOVE.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 16, 1998 and a copy of the Company's Annual Report for the period ended December 31, 1997.

                                     *Please  sign exactly as shares are
                                      registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       _____________________________________
                                       Signature                        Date

                                       _____________________________________
                                       Signature, if held jointly       Date


                                       Shares: